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                                                                Exhibit 23(e)(1)

                                  AMENDMENT TO

                             UNDERWRITING AGREEMENT

         This Amendment dated as of May 21, 2001, is entered into by METROPOLITAN WEST FUNDS (the "Fund") and PFPC DISTRIBUTORS, INC. ("PFPC").

         WHEREAS, the Fund and PFPC entered into an Underwriting Agreement dated as of November 13, 2000 (as amended and supplemented, the "Agreement");

         WHEREAS, the Fund and PFPC wish to amend certain terms of the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

I. The Agreement is hereby amended by inserting at the end thereof a new Section 15 which shall read in its entirety as follows:

         "15.     Confidentiality
                  ---------------

                  Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act."

II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

METROPOLITAN WEST FUNDS                          PFPC DISTRIBUTORS, INC.

By: __________________________                   By: __________________________